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                                                                    Exhibit 10.1


                               AMENDMENT NUMBER 1
                                       TO
                              EMPLOYMENT AGREEMENT

      THIS AMENDMENT NUMBER 1 to the Employment Agreement dated November 13, 2000, (the "Agreement"), by and between Per-Se Technologies, Inc., a Delaware corporation (the "Company"), and Philip M. Pead (the "Executive") is made and entered into this 8th day of May, 2003.

                       STATEMENT OF BACKGROUND INFORMATION

      The Company and the Executive entered into the Agreement providing, among other things, for the employment of the Executive as President and Chief Executive Officer of the Company.

      The Company and the Executive desire to amend the Agreement to reflect a change in Executive's title and duties, extend the term, increase the compensation, and make such other changes, deletions or additions as the parties may agree.

                             STATEMENT OF AGREEMENT

      1. Section 2, "Employment" is hereby amended by inserting the words "Chairman of the Board," immediately preceding the words "President and Chief Executive Officer" in each sentence of that Section.

      2. Section 3, "Term" is hereby amended by deleting the first sentence thereof in its entirety, and inserting the following new first sentence in lieu thereof:

            "The initial term of this Agreement will be for a period of 3 years commencing on May 8, 2003 and expiring on May 7, 2006, subject to earlier termination as provided for in Section 4."

      3. Section 4(c), "Termination by Executive With Good Reason" is amended by inserting the words "Chairman of the Board," immediately preceding the words "President and Chief Executive Officer" in clause (y) of that Section.

      4. Section 5(a), "Annual Salary" is hereby amended by deleting the words "Three Hundred Ten Thousand and no/100ths Dollars ($310,000.00)" in that Section and inserting the words "Three Hundred Seventy Five Thousand and no/100ths Dollars ($375,000.00)" in that Section in lieu thereof, which represents an increase in the amount of $25,000 in Executive's salary as of May 7, 2003.

      5. Section 5(b), "Incentive Compensation" is hereby amended by deleting the number "100%" in that Section and inserting the number "130%" in that Section in lieu thereof, and further amended by inserting the words "Compensation Committee of the" immediately preceding the words "Board of Directors" in that Section.


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      Except as specifically amended herein, the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Amendment Number 1 to Employment Agreement as of the day and year first above written.

PER-SE TECHNOLOGIES, INC.                  EXECUTIVE:



By: /s/ C. CHRISTOPHER TROWER              /s/ PHILIP M. PEAD
    -------------------------              -----------------------------------
    Name:  C. Christopher Trower           Philip M. Pead
    Title: Chairman, PSTI
           Compensation Committee


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